Exhibit g(3)

FORM OF

APPENDIX "B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE CHASE MANHATTAN BANK, N.A. AND EACH OF THE I NVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF _______

The following is a list of Additional Custodians, Special Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of __________ (the "Custodian Agreement"):

A.	Additional Custodians:
	Custodian	Purpose
	Bank of New York	FICASH
FITERM
B.	Special Subcustodians:
	Subcustodian	Purpose
	Bank of New York	FICASH
	Citibank, N.A.	Global Bond Certificates*
C.	Foreign Subcustodians:
COUNTRY	FOREIGN SUBCUSTODIAN	DEPOSITORY
Argentina	Chase Manhattan Bank, N.A., Buenos Aires	Caja de Valores, S.A.
Citibank, N.A., Buenos Aires
Australia	The Chase Manhattan Bank,	Austraclear Limited
Sydney
RITS
Westpac Banking Corporation, Sydney
The Clearing House Electronic
Sub-register System
Austria	Creditanstalt-Bankverein,	Osterreichsche Kontrollbank
	Vienna	Aktiengesellschaft (OEKB)
Bahrain	British Bank of the Middle East, Manama	None
Bangladesh	Standard Chartered Bank, Dhaka	None

*Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment Trust:
Fidelity New Markets Income Fund.

Belgium	Generale Bank,	Caisse Interprofessionnelle
	Brussels	de Depot et de Virement de
	Banque Bruxelles Lambert, Brussels	Titres (CIK)
Banque Nationale de Belgique
Bermuda	The Bank of Bermuda, Limited	None
Hamilton
Botswana	Barclays Bank of Botswana Ltd.,	None
Gaborone
Brazil	Citibank, N.A., Sao Paulo	Bolsa de Valores de Sao Paulo
(BOVESPA/CALISPA);
Companhia Brasleira de Liquidacao e Custodia
	BankBoston, N.A., Sao Paulo	Rio de Janeiro Stock Exchange
(BVRJ)
Companhia Brasileira de Liquidacao
e Custodia
Bulgaria	ING Bank, Sofia	Central Depository AD, Bulgarian
National Bank
Canada	Canada Imperial Bank of Commerce,	Canadian Depository for
	Toronto	Securities Ltd. (CDS)
Royal Bank of Canada
Chile	Chase Manhattan Bank, Santiago	Deposito Central de Valores, S.A.
Citibank, N.A., Santiago
China-Shanghai	Hongkong & Shanghai Banking	Shanghai Securities Central
	Corp., Ltd., Shanghai	Clearing & Registration Corp.
(SSCCRC)
China- Shenzhen	Hongkong & Shanghai Banking	Shenzhen Securities Central
	Corp., Ltd., Shenzhen	Clearing Co (SSCC)
Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria,	Deposito Central de Valores
Bogota
Deposito Centralizado de Valores
(DECEVAL)
Cyprus	The Cyprus Popular Bank Ltd	None
Czech Republic	Ceskoslovenska Obchodni Banka, A.S., Prague	Securities Center (SCP)
ING Bank N.V., Prague
Denmark	Den Danske Bank, Copenhagen	Vaerdipapircentralen-VP Center
Ecuador	Citibank, N.A., Quito	None
Egypt	National Bank of Egypt, Cairo	Misr for Clearing, Settlement and
Depository
Citibank, N.A., Cairo
Finland	Merita Bank, Ltd.,	Central Share Register of
	Helsinki	Finland (CSR)
France	Banque Paribas, Paris	SICOVAM
Credit Agricole Indosuez, Paris
Societe Generale
Germany	Dresdner Bank A.G., Frankfurt	Deutsche Borse Clearing (DBC)
Ghana	Barclays Bank of Ghana Ltd., Accra	None
Greece	Barclays Bank Plc, Athens	The Central Securities Depository
(Apothetirio Titlon, A.E.)
Bank of Greece
Hong Kong	Chase Manhattan Bank,	Central Clearing & Settlement
	Hong Kong	System (CCASS)
	Hongkong & Shanghai Banking Corp., Ltd.,	The Central Money Markets Unit
Hong Kong
Hungary	Citibank Budapest Rt., Budapest	Central Depository & Clearing House
(Budapest) Ltd. (KELER Ltd.)
India	Deutsche Bank AG, Mumbai	National Securities Depository
Limited (NSDL)
	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository Services (India) Limited (CDSL)
Mumbai
Chase Manhattan Bank, Mumbai
Standard Chartered Bank, Mumbai
Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,	PT Kustodian Sentral Efek Indonesia
Jakarta
Standard Chartered Bank, Jakarta
Ireland	Bank of Ireland, Dublin	The CREST System
	Allied Irish Bank PLC, Dublin	Bank of Ireland Securities Settlement
Office
Israel	Bank Leumi Le-Israel, B. M., Tel Aviv	Tel Aviv Stock Exchange
(TASE) Clearinghouse Ltd.
Italy	Bank Paribas, Milan	Monte Titoli S.p.A.
	Citibank, N.A., Milan	Banca d'Italia
Ivory Coast	Societe Generale de Banques en
	Cote d'Ivoire, Abidjan	None
Japan	The Fuji Bank, Limited, Tokyo	Japan Securities
Depository Center (JASDEC)
	Bank of Tokyo-Mitsubishi Ltd., Tokyo	Bank of Japan
Jordan	Arab Bank, PLC, Amman	None
Kenya	Barclays Bank of Kenya Ltd., Nairobi	None
Lebanon	The British Bank of the Middle East (BBME)	Midclear
Luxembourg	Banque Generale du Luxembourg	None
Banque Bruxelles Lambert, Luxembourg
Malaysia	The Chase Manhattan Bank,	Malaysian Central Depository
	(M) Berhad, Kuala Lumpur	Sdn. Bhd. (MCD)
Hongkong Bank Malaysia Berhad, Kuala Lumpur
Mauritius	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository & Settlement Co.,
	Port Louis	Ltd. (CDS)
Mexico	Chase Manhattan Bank, Mexico, S.A.	Institucion para el Deposito de
Valores-S.D. INDEVAL, S.A.
	Citibank Mexico, S.A., Mexico City,	de C.V.
a wholly-owned subsidiary of Citibank, N.A.
Morocco	Banque Commerciale du Maroc,	MAROCLEAR
Casablanca
Namibia	Standard Bank Namibia Ltd., Windhoek	None
Netherlands	ABN-AMRO, Bank N.V.,	Nederlands Centraal Instituut
	Amsterdam	voor Giraal Effectenverkeer
BV (NECIGEF); KAS Associatie,
N.V. (KAS)
New Zealand	National Nominees Ltd., Auckland	New Zealand Central Securities
Depository Limited (NZCSD)
ANZ Banking Group (New Zealand) Limited,
Wellington
Norway	Den norske Bank ASA, Oslo	Verdipapirsentralen, The Norwegian
Registry of Securities (VPS)
Oman	British Bank of the Middle East, Muscat	Muscat Securities Market
Pakistan	Citibank, N. A., Karachi	Central Depository
Company of Pakistan (CDC)
Standard Chartered Bank, Karachi
Deutsche Bank AG, Karachi
Peru	Citibank, N.A., Lima	Caja de Valores (CAVALI, S.A.)
Philippines	Hongkong & Shanghai Banking	The Philippines Central Depository,
	Corp., Ltd., Manila	Inc.
Poland	Bank Handlowy W. Warzawie, S.A., Warsaw	National Depository of Securities
Citibank Poland, S.A., Warsaw, a wholly-owned
indirect subsidiary of Citibank, N.A.
Bank Polska Kasa Opieki, S.A.
Portugal	Banco Espirito Santo e Commercial	Central de Valores Mobiliaros
	de Lisboa, S.A., Lisbon	(Interbolsa)
Bankco Comercial Portuges, Lisbon
The Central Treasury Bills Registrar
Romania	ING Bank N.V., Bucharest	National Company for Clearing,
	ABN AMRO Bank (Romania)	Settlement & Depository
for Securities (SNCDD)
Bucharest Stock Exchange (BSE)
Russia	Chase Manhattan Bank International,	Rosvneshtorgbank (VTB)
Moscow
Credit Suisse First Boston AO,
Moscow, a wholly-owned subsidiary of Credit Suisse
First Boston
Singapore	Chase Manhattan Bank, Singapore	Central Depository (Pte) Ltd. (CDP)
	Standard Chartered Bank, Singapore	Singapore Government Securities Book-entry System
Oversea-Chinese Banking Corporation Limited,
Singapore
Slovak Republic	Ceskoslovenska Obchodna, Banka, A.S.	Stredisko Cennych Papierov (SCP)
Bratislava
ING Bank N.V., Bratislava
Slovenia	Banka Creditanstalt D.D., Ljubljana	Central Klirnisko Depotna Druzba
d.d. (KDD)
South Africa	Standard Bank of South Africa, Ltd.,	The Central Depository Limited
	Johannesburg	STRATE
First National Bank of Southern Africa Ltd.,
Johannesburg
South Korea	Hongkong & Shanghai Banking Corp., Ltd.	Korean Securities Depository
	Seoul	(KSD)
Standard Chartered Bank, Seoul
Spain	Chase Manhattan Bank C.M.B., S.A.	Servicio de Compensacion y
	Madrid	Liquidacion de Valores (SCLV)
	Banco Santander S.A., Madrid	Banco de Espana
Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository System
	Colombo	(Pvt) Limited (CDS)
Swaziland	Stanbic Bank Swaziland Limited, Mbabane	None
Standard Bank Swaziland Limited
Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen,
The Swedish Central Securities
	Svenska Handelsbanken, Stockholm	Depository
Switzerland	Union Bank of Switzerland,	Schweizerische Effekten-
	Zurich	Giro A.G. (SEGA)
Taiwan	Chase Manhattan Bank, Taipei	Taiwan Securities Central
Depository Co., Ltd. (TSCD)
Hongkong & Shanghai Banking Corp., Ltd.
Taipei
Thailand	Chase Manhattan Bank, Bangkok	Thailand Securities Depository
Company Limited (TSD)
Standard Chartered Bank, Bangkok
Transnational		CEDEL, S.A. Luxembourg
The Euroclear System
Turkey	Chase Manhattan Bank, Istanbul	Takas ve Saklama A.S. (TvS)
	Citibank, N.A., Istanbul	Central Bank of Turkey
United Kingdom	Chase Manhattan Bank, London	The CREST System
	First Chicago NBD Corporation, London	Central Gilts Office
Central Moneymarkets Office
Uruguay	BankBoston, N.A., Montevideo	None
Citibank, N.A., Montevideo
Venezuela	Citibank, N.A., Caracas	Central Bank of Venezuela
Zambia	Barclays Bank of Zambia Ltd., Lusaka	Lusaka Stock Exchange
Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare	None
EACH OF THE INVESTMENT COMPANIES LISTED ON
APPENDIX "A" TO THE CUSTODIAN AGREEMENT,
ON BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS
[Signature Lines Omitted]